Unrestricted and Open Line of Credit

Date:	September 24, 2012

Borrower:	Flux Power, Inc.

Borrower's Address:	2240 Auto Park Way
Escondido, CA 92029

Lender:	Esenjay Investments, LLC

Place for Payment:	500 N. Water, Suite 1100S
Corpus Christi, TX 78471

Principal Amount:	$1,500,000.00

Annual Interest Rate:	Eight percent (8%)

Primary Use of Funds:	Open line of credit to be used at Borrower’s discretion

Maturity Date:	September 24, 2014

Annual Interest Rate on Matured, Unpaid Amounts:

11% or the highest rate allowed by law, whichever is less

Terms of Payment (principal and interest):

The Principal Amount may be prepaid in whole or in part at any time, or from time to time, without notice, penalty, or premium. The Principal Amount and all accrued interest and fees shall be due and payable on the Maturity Date. Partial prepayments of principal shall be applied to installments of principal in reverse order of maturity.

Security for Payment: This note is secured by the general assets of Flux Power Inc.

Notwithstanding any provision herein to the contrary, it is expressly understood that this note is a revolving note, and Payee may in his discretion, but shall not be obligated to, advance funds pursuant to this note from time to time until 90 days from the Maturity Date, after which no advances shall be made under this note. All advances shall be requested by Borrower by means of the attached advance request notice and notation made by Borrower in their records regarding this note hereunder shall reflect any advance and each payment of principal. The aggregate unpaid amount of advances reflected by the notation shall be deemed rebuttably presumptive evidence of the principal amount owing under this note, which amount the undersigned unconditionally promises to pay to the order of Payee under the terms hereof. The minimum amount of any advance shall be $50,000.00. The advances and repayments of principal under this note are not limited to $1,500,000.00 of principal, but to $1,500,000.00 of principal at any one time outstanding.

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Borrower promises to pay to the order of Lender the Principal Amount plus interest and any fees at the Annual Interest Rate. This note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on Matured, Unpaid Amounts.

Delay and Default: If Borrower defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to this note, or if Lender in good faith deems himself insecure, Lender may declare the unpaid principal balance and earned interest on the note immediately due. Borrower and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

Borrower also promises to pay reasonable attorney's fees and court and other costs if this note is placed in the hands of an attorney to collect or enforce the note. These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the note and will be secured by any security for payment.

Interest on the debt evidenced by this note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

Covenants: So long as any principal, interest or other amount due hereunder shall remain unpaid under the Note, Borrower agrees to keep adequate records and books of account, and shall provide Lender financial reports as reasonably requested by Lender.

Representations and Warranties of Borrower: As a material inducement to the Lender to enter into and execute this Agreement and to perform its covenants, agreements, duties and obligations hereunder, and in consideration therefore, Borrower hereby makes the following representations and warranties, each of which (a) is material and is being relied upon by the Lender as a material inducement to enter into this Agreement and (b) is true at and as of the date hereof.

Authority: Borrower has full power and authority to enter into and perform its obligations set forth in this Agreement and to borrow and repay advances under this Agreement.

Compliance with Laws: The execution and delivery of this Agreement and the drawing of advances hereunder does not and will not violate any requirement of law or any contractual obligation of Borrower.

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Governing Law: This Agreement shall be construed and enforced in accordance with the laws of the State of California without reference to principles of conflict of law and, in the event of any litigation or other dispute in connection with this Agreement or any of the exhibits attached hereto, the venue and jurisdiction shall be in San Diego County, California.

Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the last date signed by the parties listed below.

Esenjay Investments, LLC	Flux Power, Inc.
By: /s/ Howard Williams	By: /s/ Chris Anthony
Name: Howard Williams	Chris Anthony
Title:	CEO and President

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Attachment A

Advance Request Notice

Pursuant to the terms of the Unrestricted and Open Line of Credit by and between Flux Power, Inc., a California corporation (the “Borrower”), and Esenjay Investments, LLC (the “Lender”), dated as of the date hereof (the “Unrestricted and Open Line of Credit”), Borrower HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Lender, or order, the aggregate unpaid principal amount of all advances (the “Advances”) made by Lender to Borrower under the terms of this Note, up to a maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of this Note.

Amount of Advance:

Date of Advance:

IN WITNESS WHEREOF, the undersigned has executed this Note on the date first written above.

BORROWER: Flux Power, Inc., a California corporation ____________________________________ Chris Anthony, CEO

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